UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 7, 2006

USA Mobility, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51027	16-1694797
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6677 Richmond Highway, Alexandria, Virginia		22306
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 660-6677

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

Item 8.01 Other Events.

On June 7, 2006, USA Mobility, Inc. announced that its Board of Directors has unanimously approved a special cash distribution of $3.00 per share of common stock, an aggregate amount of approximately $82 million. The distribution will be paid on July 21, 2006 to shareholders of record on June 30, 2006. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into these Items 7.01 and 8.01 by reference.

Additionally, on June 8, 2006, USA Mobility, Inc. announced that it has received notice from the Nasdaq National Market stating that the company is in full compliance with Nasdaq Marketplace Rules. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

The information in these Items 7.01 and 8.01 of this Form 8-K and the Exhibits attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. 99.1

Description of Exhibit - Press Release dated June 7, 2006 (furnished pursuant to Item 8.01; not "filed" for purposes of Section 18 of the Exchange Act)

Exhibit No. 99.2

Description of Exhibit - Press Release dated June 8, 2006 (furnished pursuant to Item 8.01; not "filed" for purposes of Section 18 of the Exchange Act)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Mobility, Inc.

June 9, 2006	By:	/s/ Thomas L. Schilling

Name: Thomas L. Schilling
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 7, 2006
99.2	Press Release dated June 8, 2006